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                                                                    EXHIBIT 3.12


                                Amendment No. 2

                                    to the

        First Amended and Restated Agreement of Limited Partnership of

                                 FVP GP, L.P.

                    dated as of August 11, 1995, as amended
                 --------------------------------------------


     This Amendment No. 2 to the First Amended and Restated Agreement of Limited Partnership of FVP GP, L.P. dated as of August 11, 1995, as amended (the "Agreement"), is dated as of the date set forth below.

     The Agreement is hereby amended as follows:

     1. Paragraph 2.5 of the Agreement is hereby amended and restated to read in its entirety as follows:

               2.5  Term.  The term of the Partnership commenced on April 17,
                    ----
          1995, and shall continue in full force and effect until December 31, 2006, which period shall be extended by the General Partner to a date not later than June 30, 2008 to the extent required so that the term of the Partnership ends no earlier than the term of FrontierVision, or until dissolution prior thereto pursuant to the provisions hereof.

     Except as expressly amended hereby, the Agreement is, and shall remain, in full force and effect.



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   IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 as of the ____ day of September, 1997.

                                        GENERAL PARTNER:
                                        ---------------

                                        FRONTIERVISION INC.


                                        By: /s/ James C. Vaughn
                                           ----------------------------
                                           Name: James C. Vaughn
                                           Title: President



                                        LIMITED PARTNERS:
                                        ----------------

                                        All Limited Partners by the General
                                        Partner pursuant to the Power of
                                        Attorney granted by paragraph 12.1 of
                                        the Agreement.


                                        FRONTIERVISION INC.


                                        By: /s/ James C. Vaughn
                                           ----------------------------
                                           Name: James C. Vaughn
                                           Title: President

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